Registration No. 333-236213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No. 2 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador, Canada (State or other jurisdiction of incorporation or organization)	98-0352146 (I.R.S. Employer Identification No.)

Fortis Place, Suite 1100 5 Springdale Street St. John’s, Newfoundland and Labrador Canada (709) 737-2800 (Address of Principal Executive Offices)	A1E 0E4 (Zip Code)

Fortis Inc. 2020 Restricted Share Unit Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code of agent for service)

with copies to:

James R. Reid

Executive Vice President, Sustainability

and Chief Legal Officer

Fortis Inc.

Fortis Place, Suite 1100

5 Springdale Street

St. John’s, Newfoundland and Labrador, Canada

A1E 0E4

(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 31, 2020, Fortis Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-236213) (the “Registration Statement”) registering 810,000 common shares of the Registrant (“Common Shares”) issuable under the Registrant’s 2020 Restricted Share Unit Plan (the “Initial RSU Plan”). The Registration Statement was amended by Post-Effective Amendment No. 1 to the Registration Statement, filed with the Commission on December 21, 2021, for the purpose of updating the exhibits to the Registration Statement to reflect an amendment to the Initial RSU Plan which took effect on January 1, 2022 (the Initial RSU Plan, as so amended and restated, the “Existing RSU Plan”).

On November 17, 2022, the Board of Directors of the Registrant approved an amendment to the Existing RSU Plan, which amendment takes effect on January 1, 2023; applies only to grant agreements entered into, and restricted share units granted, on or after January 1, 2023; and does not apply to any grant agreements entered into, or restricted share units granted, before January 1, 2023 (the Existing RSU Plan, as so amended and restated, the “Amended RSU Plan”).

This Post-Effective Amendment No. 2 to the Registration Statement (this “Amendment”) is being filed by the Registrant for the purpose of updating the exhibits to the Registration Statement to reflect the Amended RSU Plan. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index attached to this Amendment which is incorporated herein by reference as the list of exhibits.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 9, 2022.

FORTIS INC.

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in their respective capacities and on the dates indicated below.

Name	Title	Date

/s/ David G. Hutchens	President and Chief Executive Officer, Director	December 9, 2022
David G. Hutchens	(Principal Executive Officer)

*	Executive Vice President, Chief Financial Officer	December 9, 2022
Jocelyn H. Perry	(Principal Financial Officer and Accounting Officer)

*	Chair of the Board of Directors	December 9, 2022
Douglas J. Haughey

*	Director	December 9, 2022
Tracey C. Ball

*	Director	December 9, 2022
Pierre J. Blouin

*	Director	December 9, 2022
Paul J. Bonavia

*	Director	December 9, 2022
Lawrence T. Borgard

*	Director	December 9, 2022
Maura J. Clark

*	Director	December 9, 2022
Margarita K. Dilley

*	Director	December 9, 2022
Julie A. Dobson

*	Director	December 9, 2022
Lisa L. Durocher

*	Director	December 9, 2022
Gianna M. Manes

*	Director	December 9, 2022
Jo Mark Zurel

	Director	December 9, 2022
Lisa Crutchfield

* By:	/s/ David G. Hutchens
Name: David G. Hutchens
Title: Attorney-in-fact

Date: December 9, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed Post-Effective Amendment No. 2 to the Registration Statement, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on this 9th day of December, 2022.

FORTISUS INC.

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Description
4.1	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.2	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.3	Advance Notice Bylaw No. 2 of Fortis Inc. (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on January 9, 2020)
4.4	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.5	Fortis Inc. 2020 Restricted Share Unit Plan, as amended effective January 1, 2023, and the form of agreement related thereto (filed herewith)
23.1	Consent of Deloitte LLP (filed herewith)
24.1*	Power of Attorney

* Previously filed